EXHIBIT (99.1)
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AT THE TRUST:     AT THE FINANCIAL RELATIONS BOARD:

Karen Dickelman   Tony Ebersole    Laura Kuhlmann    Georgeanne Palffy
Investor          General Info.    Media Inquiries   Analyst Inquiries
Relations         312 640-6728     312 640-6727      312 640-6768
312 683-3671
www.banyanreit.com
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FOR IMMEDIATE RELEASE
WEDNESDAY, JANUARY 6, 1999


                  BANYAN STRATEGIC REALTY TRUST DECLARES
                   FOURTH QUARTER 1998 CASH DISTRIBUTION
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CHICAGO, JANUARY 6, 1999 -- BANYAN STRATEGIC REALTY TRUST (Nasdaq:BSRTS)
today declared a quarterly cash distribution of 12 cents per share for the fourth quarter ended December 31, 1998. The distribution is payable February 22, 1999, to shareholders of record as of January 22, 1999.

Banyan Strategic Realty Trust is a equity real estate investment trust
(REIT) with a portfolio that includes primarily flex/industrial and suburban office buildings, as well as retail and residential properties. The Trust's current portfolio includes 32 properties totaling 3.7 million net rentable square feet and 864 apartment units. The Trust currently has 13,389,846 shares of beneficial interest outstanding.

See Banyan's Website at http://banyanreit.com for additional company information.

Further information regarding Banyan can also be found free of charge via fax by dialing 1-800-PRO-INFO and enter "BSRTS."